Exhibit 10(w)(1)
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                        AMENDMENT TO EMPLOYMENT AGREEMENT
                                     BETWEEN
                           FPIC INSURANCE GROUP, INC.
                                       AND
                                 GARY M. DALLERO


         THIS AMENDMENT is made, entered into and is effective as of the 16th day of December, 2000, by and between FPIC Insurance Group, Inc., a Florida corporation (hereinafter referred to as "Employer"), and Gary M. Dallero (hereinafter referred to as "Employee").

         Section 1(a) of the Employment Agreement between Employer and Employee dated May 1, 2000 (the "Employment Agreement") is amended as follows:

"1.      Terms of Employment.
         -------------------

(a) Employee's employment hereunder shall be for a term beginning January 1, 2001 and ending December 31, 2002, which term shall be extended for an additional twelve months at the end of each twelve month period upon Employer's Board of Directors (from time to time referred to as the "Board"), or a committee thereof, giving notice to Employee prior to the end of such twelve month period that Employer wishes to extend this Employment Agreement for an additional twelve month period."

         Except as amended by this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                       FPIC INSURANCE GROUP, INC.


                                       By:______________________________________
                                                John R. Byers
                                                President and Chief Executive
                                                  Officer


                                       _________________________________________
                                                GARY M. DALLERO